UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 28, 2025

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On July 28, 2025, Community Health Systems, Inc. (the “Company”) announced that CHS/Community Health Systems, Inc. (the “Issuer”), its wholly owned subsidiary, announced and priced an offering of $1,790 million aggregate principal amount of 9.750% Senior Secured Notes due 2034 (the “2034 Notes”). The size of the offering was increased by $290 million aggregate principal amount subsequent to the initial announcement of the proposed offering. The Issuer intends to use the net proceeds of the sale of the 2034 Notes to refinance its outstanding 5.625% Senior Secured Notes due 2027 (the “2027 Notes”) through a tender offer and, if applicable, a redemption. Copies of the press releases announcing the launch and pricing of the offering of the 2034 Notes are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

In addition, on July 28, 2025, the Company issued press releases announcing that the Issuer has commenced a cash tender offer for any and all of its outstanding 2027 Notes. The size of the tender offer was increased by $287 million aggregate principal amount subsequent to its launch. Copies of the press releases relating to the tender offer are attached hereto as Exhibits 99.3 and 99.4 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

99.1	Press Release of Community Health Systems, Inc., dated July 28, 2025

99.2	Press Release of Community Health Systems, Inc., dated July 28, 2025

99.3	Press Release of Community Health Systems, Inc., dated July 28, 2025

99.4	Press Release of Community Health Systems, Inc., dated July 28, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2025	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

	By:	/s/ Kevin J. Hammons
Kevin J. Hammons President and Chief Financial Officer (principal financial officer)